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                                                                    EXHIBIT 10.4

NOTE: Redacted portions have been marked with asterisks (**8). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.


                      Amendment to Full Service Agreement
                      -----------------------------------


     THIS AMENDMENT dated as of May 18, 1999 (the "Amendment") amends that certain Full Service Agreement dated June 24, 1997 (the "Agreement") by and between Prodigy Communications Corporation ("Prodigy") and Splitrock Services, Inc. ("Splitrock"), effective as of January 1, 1999.

     Prodigy and Splitrock agree that the Agreement shall be amended as follows:

     1. Section 2.3 (14) of the Agreement shall be amended by deleting "December 31, 1998" and replacing said date with "October 31, 1999".

     2. The Maximum Monthly Usage Charge for Prodigy Classic Subscribers under a reduced plan of (***) or less per month and were restricted to lower usage shall be lowered from (***) to (***) per month, effective January 1, 1999 and ending not later than October 31, 1999. This set of subscribers will not be calculated for purposes of computing the average monthly connect hours as set forth in Section 6.5.1. Other than the foregoing, Section 6.5.1 shall remain in full force and effect throughout the term of the Agreement for any other "Subscriber" as that term is defined in the Agreement.

     Executed as of the day above written.

Prodigy Communications Corporation       Splitrock Services, Inc.

By:
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Its:                                     Its:
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